                       NOBEL LEARNING COMMUNITIES, INC.
                        SENIOR EXECUTIVE SEVERANCE PAY
                                PLAN STATEMENT
                                      AND
                           SUMMARY PLAN DESCRIPTION




As modified December 21, 2001

     TABLE OF CONTENTS

                                                                  Page
                                                                  ----

PART 1.  DEFINITIONS...........................................    1
     (S)1.1     Board...........................................   1
     (S)1.2     Change in Control...............................   1
     (S)1.3     Company.........................................   3
     (S)1.4     Eligible Employee...............................   3
     (S)1.5     Employer........................................   3
     (S)1.6     Monthly Pay.....................................   3
     (S)1.7     Plan............................................   3
     (S)1.8     Plan Administrator..............................   3
     (S)1.9     Plan Statement..................................   3
     (S)1.10    Plan Year.......................................   4
     (S)1.11    Termination Event...............................   4
     (S)1.12    Years of Service................................   4
     (S)1.13    Cause...........................................   4

PART 2.  PARTICIPATION..........................................   4
     (S)2.1     Commencement of Participation...................   4
     (S)2.2     Eligibility for Severance Benefits..............   4

PART 3.  SEVERANCE BENEFITS; FUNDING............................   5
     (S)3.1     Severance Benefits..............................   5
     (S)3.2     Plan Not Funded.................................   6
     (S)3.3     Limitations Concerning Excess Parachute
                Payments........................................   7

PART 4.  FORM AND TIMING OF SEVERANCE PAYMENTS..................   7
     (S)4.1     Severance Allowance.............................   7
     (S)4.2     Bonus...........................................   7
     (S)4.3     Payments After Death............................   7

PART 5.  OTHER PLAN FEATURES....................................   7
     (S)5.1     Assignment of Benefit Prohibited................   7
     (S)5.2     Claims and Controversies........................   7
     (S)5.3     Amendment or Termination of Plan................   9

PART 6.  ADDITIONAL INFORMATION.................................   9

     (S)6.1     Type of Plan....................................   9
     (S)6.2     Plan Sponsor....................................   9
     (S)6.3     Plan Administrator..............................   9
     (S)6.4     Service of Legal Process........................   9
     (S)6.5     Governing Law...................................  10
     (S)6.6     Severability....................................  10
     (S)6.7     Entire Agreement................................  10
     (S)6.8     Successor Employer..............................  10

                       NOBEL LEARNING COMMUNITIES, INC.
                        SENIOR EXECUTIVE SEVERANCE PAY
                                PLAN STATEMENT
                                      AND
                           SUMMARY PLAN DESCRIPTION



          Effective as of January 3, 2000, and as thereafter from time to time amended, Nobel Learning Communities, Inc. (the "Company"), a Delaware corporation, has established the "Nobel Learning Communities, Inc. Senior Executive Severance Pay Plan" (hereinafter referred to as the "Plan") for the benefit of Eligible Employees. The terms of the Plan are set forth in this document and entirely supersede and replace all prior severance plans, rules and policies regarding severance benefits. The Plan is not intended to alter any contractual rights to severance which may exist under a written employment agreement with the Company. This document is intended to give participants an easily understood explanation of the major features of the Plan.

          The Plan provides severance benefits on account of a Termination Event with respect to an Eligible Employee. All payments will be made from the general corporate assets of the Company or an affiliated employer.


                             PART 1.  DEFINITIONS

          When the following terms are used in this document with initial capital letters, they shall have the following meanings:

          (S)1.1   Board - the Board of Directors of the Company.
                   -----

          (S)1.2   Change in Control - a "Change in Control" shall be deemed
                   -----------------
to have taken place if:

                   (a) any person, including a group, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company;

                   (b) any person, including a group, becomes the beneficial owner of shares of the Company having 35 percent or more of the total number of votes that may be cast for the election of directors of the Company, unless such person's acquisition of such percentage of stock has been approved by at least two-thirds of the directors in office on the date immediately preceding the date such percentage ownership is first attained (other than Excluded Members);

                   (c) there occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or sale of assets, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company; or

                   (d) at any date ("Reference Date"), 50 percent or more of the members of the Board consists of persons other than (i) persons who were members of the Board two years prior to the Reference Date (other than Excluded Members) and (ii) Approved Members.

          For purposes of subsections (b) and (d) above, (i) an "Approved Member" shall mean any director (other than an Excluded Member) whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors in office on the date of approval who either were directors (A) on the date two years prior to the Reference Date or (B) who had previously become Approved Members; and (ii) an "Excluded Member" is any director (A) designated or nominated by, or affiliated with, a person who has entered into an agreement with the Company to effect a transaction described in subsection (c) above, or (B) who initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

          As used in this Section 1.2, the terms "person" and "beneficial owner" have the same meanings as such terms under section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

          If a Change in Control occurs (as defined in any subsection of this Section 1.2), and prior to the date an Eligible Employee experiences a Termination Event, a Change in Control (also as defined in any subsection of this Section 1.2) again occurs, the determination of the entitlement of such Eligible Employee to benefits hereunder shall be made by reference to the Change in Control event that results in the largest benefit hereunder; provided, however, that the Plan Administrator shall be determined by reference to the first Change in Control event which occurs in the two-year period prior to the date of the participant's Termination Event. A Change in Control shall be deemed to occur upon satisfaction of any subsection of this Section 1.2 irrespective of prior events constituting a Change in Control (e.g., if a person becomes the beneficial owner of shares of the Company having 35 percent or more of the total number of votes that may be cast for the election of directors of the Company without such acquisition being approved by the requisite members of the Board and later the same person becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company, and later the same person causes new individuals to be elected to the board so the threshold described in subsection (d) of this Section 1.2 is satisfied, then there shall be deemed to be a Change in Control on the date that each of such three events occurs).

          (S)1.3   Company - Nobel Learning Communities, Inc., a Delaware
                   -------
corporation.

          (S)1.4   Eligible Employee - Any employee who is designated by the
                   -----------------
CEO and approved by the Compensation Committee of the Board of Directors of the Company to be a participant in this Plan, and who executes the release and waiver of claims in the form attached to this Plan.

          (S)1.5   Employer - the Company and any corporation which is a
                   --------
member of a controlled group (as defined in section 414(c) of the Internal Revenue Code of 1986, as amended (the "Code")) which includes the Company.

          (S)1.6   Monthly Pay - one-twelfth of your highest base salary rate
                   -----------
(excluding bonus payments, overtime, and any other extra payments or benefits) from the Employer which is in effect in the calendar year in which a Change in Control occurs (annualized on the basis of a 52-week year).

          (S)1.7   Plan - the severance pay plan of the Company established
                   ----
for the benefit of Eligible Employees. (As used herein, "Plan" refers to the program established by the Company and not the document pursuant to which the Plan is maintained. That document is referred to herein as the "Plan Statement.") The Plan shall be referred to as the "Nobel Learning Communities, Inc. Senior Executive Severance Pay Plan."

          (S)1.8   Plan Administrator - the Company's Compensation Committee
                   ------------------
as it is constituted on the date preceding the date of a Change in Control; provided, however, that should a majority of the members of such Committee refuse to so serve following a Change in Control, the Plan Administrator shall be a person or committee appointed by the Board and approved by at least 51 percent of the Plan participants; and further provided, that should the Company and 51 percent of the Plan participants fail to agree on such a successor Plan Administrator, the Plan Administrator shall be appointed by the arbitrators acting pursuant to Section 5.2(c). The Plan Administrator shall have the responsibility, power, authority and discretion to supervise and control the operation of the Plan in accordance with the terms of the Plan Statement. The Plan Administrator shall be the "named fiduciary" of the Plan within the meaning of section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). If the Plan Administrator is a committee, a majority of the members of such committee shall constitute a quorum for the transaction of business related to the Plan. All resolutions or other actions taken by such committee at any meeting shall be by vote of the majority of members of such committee. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all members of such committee.

          (S)1.9   Plan Statement - this document entitled "Nobel Learning
                   --------------
Communities, Inc. Executive Severance Pay Plan Statement and Summary Plan Description" as adopted by the Company, effective as of January 3, 2000, as the same may be amended from time to time thereafter.

          (S)1.10  Plan Year - the 12-consecutive month period beginning on
                   ---------
any January 1 and ending on the following December 31.

          (S)1.11  Termination Event - an event described in Section 2.2(b).
                   -----------------

          (S)1.12  Years of Service - the number of 12-month periods
                   ----------------
beginning on your first day of work with the Employer and ending on the date a Termination Event occurs; provided, however, if you incur a break in service of longer than two months in any such 12-month period, such 12-month period shall not count as a Year of Service. If you work at least 10 months in any such 12-month period, you will receive credit for one Year of Service. Partial Years of Service shall be disregarded.

          (S)1.13  Cause - "Cause" for purposes of the Plan is defined as
                   -----
follows: deliberate acts of dishonesty; documented willful and deliberate insubordination; conduct endangering the welfare of a Nobel student; or conviction of a felony.


     PART 2.  PARTICIPATION

          (S)2.1   Commencement of Participation - You become a  participant
                   -----------------------------
in the Plan on the date you become an Eligible Employee.

          (S)2.2   Eligibility for Severance Benefits -
                   ----------------------------------

                   (a)       In General. You are eligible to receive severance
                             ----------
benefits under the Plan if you experience a Termination Event on or after the date you become a participant in the Plan.

                   (b)       Termination Event. A Termination Event occurs if
                             -----------------
you cease to be employed by the Employer for any of the reasons set forth in
(1), (2) or (3) below:

                             (1) the Employer terminates your employment involuntarily for reasons other than Cause within eighteen (18) months following a Change in Control; or

                             (2) you terminate employment with the Employer within eighteen (18) months following a Change in Control as a result of any of the following events occurring after such Change in Control:

                                   (A)    the duties of your position are
                                          materially and adversely changed from
                                          such duties as they existed
                                          immediately prior to the Change in
                                          Control;

                                   (B)    your compensation plan is reduced as
                                          compared to your compensation plan
                                          immediately prior to the Change in
                                          Control (provided, however, that
                                          severance pay shall not be considered
                                          "compensation" for purposes of this
                                          subparagraph); or

                                   (C)    the Employer requires you to be based
                                          at any office which is more than 25
                                          miles further from your residence on
                                          the date such requirement is imposed
                                          than the Employer's location on the
                                          day before a Change in Control (other
                                          than travel reasonably required in the
                                          performance of your responsibilities).

Provided, however, that a Termination Event shall not be deemed to have occurred
-----------------
under this Section 2.2(b) if your employment with the Employer is involuntarily terminated, but (A) prior to the date which is seven days after such termination, you are offered employment by the buyer of the entire (or substantially all of the) business of the Company following a sale or divestiture by the Company of such business, on terms which if such employment continued with the Employer, would not give you the right to severance benefits under Section 2.2(b)(2), and you do not accept such employment, and (B) such successor has assumed all Plan liabilities as required by Section 6.8.

                     PART 3.  SEVERANCE BENEFITS; FUNDING

          (S)3.1   Severance Benefits - If you experience a Termination
                   ------------------
Event, your severance benefits are as follows, subject to Section 3.3:

                   (a)       Severance Allowance. The Employer will pay you a
                             -------------------
severance allowance equal to your Monthly Pay multiplied by twelve plus:
                                                                   ----

                             (1) if you have not completed three Years of Service as of the date a Termination Event occurs, your Monthly Pay multiplied by the number of Years of Service you have completed as of the date a Termination Event occurs; or

                             (2) if you have completed at least three Years of Service and less than five Years of Service as of the date a Termination Event occurs, your Monthly Pay multiplied by two times the number of Years of Service you have completed as of the date a Termination Event occurs; or

                             (3) if you have completed at least five Years of Service as of the date a Termination Event occurs, your monthly pay multiplied by 2.99 times the number of Years of Service you have completed as of the date a Termination Event occurs, provided, however, that the maximum
                                           -----------------
                                   aggregate severance allowance under this
                                   Section 3.1(a) shall not exceed your Monthly
                                   Pay multiplied by 35.99.

                   (b)       Bonus. The Employer will pay you the bonus, if any,
                             -----
that you would have received had you been employed by the Employer on the day on which, absent this provision, you would have had to have been employed to receive a bonus for the bonus period in which the Termination Event occurs, prorated for the portion of the bonus period occurring prior to your Termination Event.

                   (c)       Vacation Days. The Employer will pay you the cash-
                             -------------
value of the vacation days to which you are entitled, but which you have not used, on the day before the Termination Event occurs.

                   (d)       Medical and Group Term Life Insurance. The Employer
                             -------------------------------------
will provide you the medical insurance and group term life insurance that you were entitled to on the day before a Change in Control occurs, for a period beginning with the date a Termination Event occurs and continuing over the number of months of Monthly Pay determined under subsection (a) (i.e., a maximum
                                                                 ----
of 35.99 months).

          (S)3.2   Plan Not Funded - The Employer will not make any
                   ---------------
contributions to fund this Plan. Any severance payments made pursuant to the Plan will be paid out of the general funds of the Employer, and as a participant, you will not have any secured or preferred interest by way of trust, escrow, lien or otherwise in any specific assets. As a participant, your rights shall be solely those of an unsecured general creditor of the Employer.

          (S)3.3   Limitations Concerning Excess Parachute Payments.  This
                   ------------------------------------------------
Section shall be interpreted and applied to limit amounts otherwise payable to an Eligible Employee under the Plan only to the extent required to avoid any material risk of the imposition of excise taxes on the Eligible Employee under section 4999 of the Code, or the disallowance of a deduction to the Employer under section 280G(a) of the Code. Notwithstanding any other provision of the Plan, severance benefits payable under Section 3.1 of the Plan, to the extent they are parachute payments (as defined in section 280G(b)(2) of the Code), shall be modified to the extent necessary so that the aggregate present value (as defined in section 280G(d)(4) of the Code) of such parachute payments payable under the Plan and any other parachute payments (as defined in section 280G(b)(2) of the Code) payable pursuant to any other plan or agreement between the Eligible Employee and the Employer shall be at least one dollar less than three times the Eligible Employee's base amount (as defined in section 280G(b)(3) of the Code).

                PART 4.  FORM AND TIMING OF SEVERANCE PAYMENTS

          (S)4.1   Severance Allowance - Your severance allowance under
                   -------------------
Section 3.1(a) will normally be paid to you in a lump sum payment within 30 days following a Termination Event. The Plan Administrator may, however, modify the method of payment to installments coincident with normal payroll cycles, if the Plan Administrator, in its sole discretion, determines that the Company's cash resources are insufficient to make a lump sum payment. In no event, however, shall the Plan Administrator delay payment or modify the method of payment solely on account of your request to do so.

          (S)4.2   Bonus - Your bonus, if any, under Section 3.1(b) will be
                   -----
paid to you in a lump sum payment on the date the bonus would have been paid to you had you remained employed by the Employer.

          (S)4.3   Payments After Death - If severance allowance (under
                   --------------------
Section 3.1(a)) and/or bonus (under Section 3.1(b)) remains unpaid at your death, the remaining amount will be paid in a lump sum to the beneficiary you most recently designated with respect to the Plan. In the event no such beneficiary has been designated or survives you, your most recent beneficiary designation with respect to the group term life insurance provided by the Employer shall govern.

                         PART 5.  OTHER PLAN FEATURES

          (S)5.1   Assignment of Benefit Prohibited - No severance benefits
                   --------------------------------
under this Plan shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution or other legal or equitable process.

          (S)5.2   Claims and Controversies - Benefits will be paid from the
                   ------------------------
Plan to you, your personal representative or beneficiary only after a proper written claim for the benefits has been filed with the Plan Administrator. If you believe you may be entitled to benefits, or if you are in disagreement with any determination that has been made, follow the following procedure:

                   (a)       Making a Claim. Your claim must be written and must
                             --------------
be delivered to the Plan Administrator. Within 30 days after you deliver your claim, you will receive a decision. If your claim is wholly or partially denied, you will receive a written notice specifying: (i) the reasons for denial; (ii) the Plan provisions on which the denial is based; and (iii) any additional information needed from you in connection with the claim and the reason such information is needed. You also will receive a copy of paragraph (b) below concerning your right to request a review.

                   (b)       Requesting Review of a Denied Claim. You may
                             -----------------------------------
request that a denied claim be reviewed. Your request for review must be written and must be delivered to the Plan Administrator within 60 days after you receive the written notice that your claim was denied. Your request for review may (but is not required to) include issues and comments you want considered in the review. You may examine pertinent Plan documents by asking the Plan Administrator. Within 30 days after you deliver your request for review, you will receive a decision. The decision will be in writing and will specify the Plan provisions on which it is based.

                   (c)       Arbitration. In the event any controversy or claim
                             -----------
arising out of or relating to the Plan or the breach, termination or validity thereof is not resolved pursuant to subsection (a) or subsection (b), such controversy or claim shall be settled by arbitration by one arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

                   (d)       In General. This Section 5.2 shall be the sole
                             ----------
method in which controversies or claims under this Plan shall be determined. All decisions on claims and on review of denied claims under subsections (a) and (b) will be made by the Plan Administrator. The Plan Administrator may, in its discretion, hold one or more hearings. If you do not receive a decision within the specified time, you should assume your claim was denied or re-denied on the date the specified time expired. You may have an attorney or other representative act on your behalf. The Plan Administrator shall have the sole discretion to carry out its duties under the Plan, to construe and interpret the provisions of the Plan, and to determine all questions concerning benefit entitlement, including the power to construe and determine disputed or doubtful terms. To the maximum extent permissible under law, the Plan Administrator's determinations on all such matters shall be final and binding on all persons involved.

          If your claim is denied under Section 5.2(a), and approved on appeal under Section 5.2(b) or pursuant to arbitration under Section 5.2(c), the Company (i) will pay your legal fees associated with the claim, appeal and arbitration, (ii) will pay you interest on the severance benefits payable under subsections (a), (b) and (c) of Section 3.1, at the prime rate stated in The
                                                                         ---
Wall Street Journal on the date of your Termination Event, and over the period
-------------------
ending on the date payment is made and beginning (A) with respect to benefits payable pursuant to Section 3.1(a) and (c), on the date of your Termination Event, and (B) with respect to any bonus payable pursuant to Section 3.1(b), on the date the bonus would have been paid to you had you continued to be employed by the Employer, and (iii) will reimburse you or your beneficiary(ies) for, and pay to your beneficiary(ies) any medical and group term life insurance benefits, respectively, which would have been reimbursed or paid had your medical and group term life insurance benefits been provided in accordance with Section 3.1(d) on and after the date of your Termination Event.

          (S)5.3   Amendment or Termination of Plan -The Company, by written
                   --------------------------------
action of the Board, reserves the right to amend the Plan and the provisions of the Plan Statement or to terminate the Plan at any time; provided, however, that
                                                         -----------------
for a period of eighteen months following a Change in Control, no such amendment or termination shall impair your rights under the Plan.


                        PART 6.  ADDITIONAL INFORMATION

          (S)6.1   Type of Plan - The Plan is a severance pay welfare benefit
                   ------------
plan which is intended to be a plan solely covering a select group of management or highly compensated employees within the meaning of section 201(2) of ERISA and the regulations issued thereunder. The Plan is not a pension benefit plan. The Plan and its records are kept on a Plan Year basis, January 1 through December 31.

          (S)6.2   Plan Sponsor - The name of the employer sponsoring the
                   ------------
Plan and its federal employer identification number ("EIN") are:

                       Nobel Learning Communities, Inc.
                            1615 West Chester Pike
                         West Chester, PA  19382-7956

                          Telephone:  (484-947-2000)

                               EIN:  22-2465204

          (S)6.3   Plan Administrator - The Plan is administered by the Plan
                   ------------------
Administrator. Communications addressed to the Plan Administrator should be sent to the address listed in Section 6.2.

          (S)6.4   Service of Legal Process - The General Counsel of the
                   ------------------------
Company, or should there be no General Counsel, the President of the Company, is designated as agent for service of legal process against the Plan.

          (S)6.5   Governing Law - The law of the Commonwealth of
                   -------------
Pennsylvania shall be the controlling state law in all matters relating to the Plan and shall apply to the extent it is not preempted by the ERISA.

          (S)6.6   Severability - If any provision of the Plan Statement
                   ------------
shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and the Plan Statement shall be construed and enforced as if such provision had not been included.

          (S)6.7   Entire Agreement - This Plan Statement contains the entire
                   ----------------
agreement by the Employer with respect to the subject matter hereof. No modification or claim of waiver of any of the provisions hereof shall be valid unless in writing and signed by the party against whom such modification or waiver is sought to be enforced.

          (S)6.8   Successor Employer - In the event of the dissolution,
                   ------------------
merger, consolidation, or reorganization of the Company, or the sale of the entire (or substantially all of the) business of the Company, the Plan shall be continued by the Company's successor. The successor shall assume all Plan liabilities and shall have the powers, duties and responsibilities of the Company under the Plan.

          IN WITNESS WHEREOF, Nobel Learning Communities, Inc. has caused this Plan Statement to be duly executed this 1st day of February, 2002.

          Attest:                    NOBEL LEARNING COMMUNITIES, INC.



                                     By:
          -------------------------     ------------------------------
          Secretary                     Chairman